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                                                                   Exhibit (h.1)

                              AMENDED AND RESTATED
                          FUND PARTICIPATION AGREEMENT

     THIS AGREEMENT, made as of the 22nd day of September, 2008, by and between ULTRA SERIES FUND ("TRUST") a Massachusetts business trust, CUNA BROKERAGE SERVICES, INC. ("DISTRIBUTOR"), a Wisconsin corporation, and CUNA MUTUAL INSURANCE SOCIETY ("LIFE COMPANY"), a life insurance company organized under the laws of the State of Iowa, on behalf of the pension and retirement plans set forth in Appendix A, as amended from time to time (individually, "PLAN" and, collectively, "PLANS").

     WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end, diversified management investment company; and

     WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios"), the currently available of which are listed on Appendix B; and

     WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies"); and

     WHEREAS, TRUST has received an order from the SEC, dated July 24, 1997 (File No. 812-10398), granting Participating Insurance Companies and their separate accounts exemptions from certain provisions of the 1940 Act and its related rules, to the extent necessary to permit shares of the Portfolios of TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans ("Order"); and

     WHEREAS, LIFE COMPANY sponsors the PLANS and provides administrative services comprised of, but not limited to, recordkeeping, reporting and processing services to the PLANS and wishes to make the Portfolios available to the PLANS;

     WHEREAS, the PLANS are duly organized, validly existing retirement plans qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended ("Code");

     WHEREAS, DISTRIBUTOR is registered with the SEC as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"); and

     WHEREAS, MEMBERS Capital Advisors, Inc. is the investment advisor and administrator of the Trust; and

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     WHEREAS, the PLANS intend to purchase and the TRUST intends to sell shares of one or more of the Portfolios at net asset value ("NAV"); and

     WHEREAS, each of the PLANS and TRUST have entered into several participation agreements dated as of October 31, 1997, as they may have been amended from time to time ("Prior Agreements"); and

     WHEREAS, LIFE COMPANY, on behalf of each of the PLANS, and TRUST wish to replace all such Prior Agreements with this Agreement.

     NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and DISTRIBUTOR agree as follows:

Article I. SALE OF TRUST SHARES

     1.1 TRUST agrees to make available to the PLANS shares of the selected Portfolios listed in Appendix B for investment by the PLANS, such shares to be offered as provided in TRUST's then-current prospectus.

     1.2 TRUST agrees to sell to the PLANS those shares of the selected Portfolios of TRUST which the LIFE COMPANY orders on behalf of the PLANS, executing such orders on a daily basis at the NAV next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this
Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from the PLANS and/or their participants and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 9:30 a.m., Central Time (or at such other time upon which both parties agree) on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its NAV pursuant to the rules of the SEC as described in the then-current registration statement of TRUST on Form N-l A.

     1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by the PLANS, executing such requests on each Business Day at the NAV next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from the PLANS and/or their participants and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 9:30 a.m. Central Time (or at such other time upon which both parties agree) on the next following Business Day.

     1.4 TRUST shall furnish same-day notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. TRUST shall notify LIFE


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COMPANY of the number of shares so issued as payment of such dividends and distributions. LIFE COMPANY reserves the right to revoke this election by written notice to TRUST.

     1.5 TRUST shall make the NAV per share for the selected Portfolios available to LIFE COMPANY on each Business Day as soon as reasonably practicable after the NAV per share is calculated but shall use its best efforts to make such NAV available by 5:30 p.m. Central Time. If TRUST provides LIFE COMPANY with materially incorrect share NAV information through no fault of LIFE COMPANY, the PLANS shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share NAV. Any material error (determined in accordance with SEC guidelines) in the calculation of NAV per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. In the event that such material error is the result of the TRUST's (or its designated agents) gross negligence, the TRUST shall also be responsible for any of LIFE COMPANY's and/or PLANS' reasonable administrative or other costs or losses incurred in correcting PLAN and participant accounts.

     1.6 If LIFE COMPANY's order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 2:00 p.m., Central Time (or at such other time upon which both parties agree). If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by 2:00 p.m. Central Time (or at such other time upon which both parties agree), unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven business days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 2:00 p.m. Central Time (or such other time upon which both parties agree) the same business day that LIFE COMPANY transmits the redemption order to TRUST.

     1.7 Notwithstanding Section 1.6, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 1940 Act and any rules thereunder.

     1.8 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST ("Board"), acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

     1.9 The issuance and transfer of TRUST shares shall be by book entry only. Share certificates will not be issued to the PLANS.


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     1.10 LIFE COMPANY shall be fully responsible to TRUST and DISTRIBUTOR for the operation and qualification of the PLANS. LIFE COMPANY shall provide TRUST's Prospectuses and Statements of Additional Information, and all amendments or supplements to any of the foregoing to the PLANS, in accordance with state and federal laws.

     1.11 LIFE COMPANY has reasonable policies and procedures to comply with all applicable state and federal laws and regulations addressing anti-money laundering, including those adopted by the Federal Financial Crimes Enforcement Network (FinCEN) and if required by such laws or regulations, to share with TRUST information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act. TRUST and DISTRIBUTOR shall comply with all applicable state and federal laws and regulations addressing anti-money laundering and if required by such laws or regulations, to share with LIFE COMPANY information about individuals, entities, organizations and countries suspected of possible terrorist or money "laundering" activities in accordance with Section 314(b) of the USA Patriot Act.

Article II. REPRESENTATIONS AND WARRANTIES

     2.1 LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under the laws of Iowa and that it has legally and validly established each PLAN as a qualified retirement plans under the Code.

     2.2 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of TRUST to the PLANS (and, if applicable, their participants) as required to be delivered under applicable federal or state law.

     2.3 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement are or will be registered under the Securities Act of 1933, as amended ("1933 Act"), and sold in accordance with all applicable state and federal securities laws, and TRUST shall be registered under the 1940 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration, statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the Various states if and to the extent necessary to perform its obligations under this Agreement.

     2.4 TRUST represents and warrants that each Portfolio is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.


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     2.5 TRUST represents and warrants that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-l under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the TRUST, formulate and approve any plan under Rule 12b-l and will comply with applicable provisions of SEC interpretations of the 1940 Act with respect to any such distribution plan.

     2.6 TRUST represents that it is lawfully organized and validly existing under the laws of the State of Massachusetts and that it does and will comply in all material respects with applicable state and federal securities laws.

     2.7 TRUST represents and warrants that its directors, officers, employees and other persons dealing with the money and/or securities of TRUST are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the TRUST in an amount not less than the minimum coverage as required by Rule 17g-l under the 1940 Act or related provisions as may be promulgated from time to time.

     2.8 DISTRIBUTOR represents and warrants that it is a member in good standing of Financial Industry Regulatory Authority, Inc. ("FINRA") and is registered as a broker-dealer under the 1934 Act. DISTRIBUTOR further represents that it will sell and distribute TRUST's shares in accordance with any applicable state and federal securities law.

     2.9 Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

     2.10 LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the NAV per share of the Portfolios next computed after receipt by LIFE COMPANY on a particular Business Day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV per share on that Business Day, as disclosed in the then-current prospectus for the pertinent Portfolio (the "trading deadline"), in accordance with Rule 22c-1 under the 1940 Act.

Article III. PROSPECTUS AND PROXY STATEMENTS

     3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to


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which an issuer is subject on the issuance and transfer of its shares, and any expenses permitted to be paid or assumed by the TRUST pursuant to Rule 12b-l under the 1940 Act.

     3.2 TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs associated with the delivery of TRUST (or individual Portfolio) documents, and any supplements thereto, to the PLANS (regardless of whether such documents are printed together with, or separate from, the documents for other funds available to the PLANS) or rather may provide the LIFE COMPANY with a sufficient number of printed documents pertaining to the following materials:

          (a) prospectuses and statements of additional information;

          (b) annual and semi-annual reports; and

          (c) proxy materials (including, but not limited to, the proxy cards, notice and statement).

     If such documents are printed together with document for other investment options available to the PLAN participants, TRUST is only responsible for the pro rata costs of the pages applicable to TRUST.

     TRUST shall be responsible for all costs of tabulating the votes of its shareholders. LIFE COMPANY or the PLANS shall be responsible for all costs of tabulating votes of PLAN participants, if applicable.

     LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. Upon submission of any bills, LIFE COMPANY will provide TRUST with, a current tabulation of the number of PLANS invested in TRUST.

     3.3 TRUST will provide the LIFE COMPANY, at TRUST's expense, with the following TRUST (or individual Portfolio) documents, and any supplements thereto:

          (a) electronic PDF format of the current prospectus for printing by the LIFE COMPANY;

          (b) a copy of the statement of additional information suitable for duplication;

          (c) electronic PDF format of proxy material suitable for printing; and

          (d) electronic PDF format of the annual and semi-annual reports for printing by the LIFE COMPANY.


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     3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority.

     3.5 Except with respect to information provided by LIFE COMPANY to TRUST in writing, neither LIFE COMPANY nor the PLANS is responsible for the content of TRUST's registration statement.

     3.6 Except with respect to information provided by TRUST to LIFE COMPANY or the PLANS in writing, TRUST is not responsible for the content of PLAN materials.

     3.7 For the avoidance of doubt, regulatory materials may be delivered electronically rather than in paper to the extent all laws applicable to such electronic delivery have been met.

Article IV. SALES MATERIALS; PRIVACY

     4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and DISTRIBUTOR, each piece of sales literature or other promotional material in which TRUST or DISTRIBUTOR is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or DISTRIBUTOR objects to its use in writing within five (5) Business Days after receipt of such material. For the purposes of this Agreement, "in writing" means facsimile transmissions and electronic mail.

     4.2 TRUST and DISTRIBUTOR will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or the PLANS are named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business. Days after receipt of such material.

     4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY or the PLANS, other than with the written permission of LIFE COMPANY.

     4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.


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     4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the 1940 Act or the 1933 Act.

     4.6 Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the PLANS and their participants and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party. Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P. The provisions of this
Section 4.6 shall survive the termination of this Agreement.

Article V. POTENTIAL CONFLICTS

     5.1 The Board will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the various variable contracts and retirement plan shareholders of TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies and the PLANS (or their participants, if applicable); or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners or by the PLANS to disregard voting instructions of their participants, if applicable. The Board shall promptly inform LIFE COMPANY if it determines that a material irreconcilable conflict exists and the implications of such conflict.

     5.2 LIFE COMPANY will report any potential or existing conflicts of which it is aware to the Board. LIFE COMPANY will be responsible for assisting the Board in carrying out its


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responsibilities under the conditions set forth in the Order, by providing the
Board with all information reasonably necessary for it to consider any issues raised.

     5.3 If a majority of the Board or a majority of its independent Trustees determines that a material irreconcilable conflict exists, LIFE COMPANY and/or the PLANS, at their expense and to the extent reasonably practicable (as determined by a majority of independent Trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including (1) establishing a new investment option and (2)(a) withdrawing PLAN assets subject to the conflict from the Portfolio and reinvesting such assets in a different investments medium or (b) submitting the question of whether such withdrawal should be implemented to a vote of all affected PLAN participants and, as appropriate, segregating the assets of any group of such participants that vote in favor of such withdrawal or offering those participants the option of making such a change. LIFE COMPANY and/or the PLANS will carry out this responsibility with a view only to the interests of the PLAN participants.

     For the purposes of this Section 5.3, a majority of the independent trustees of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or MEMBERS Capital Advisors, Inc. (or any other investment adviser of the TRUST) be required to establish a new funding medium for any PLAN if an offer to do so has been declined by a majority of the PLAN's participants adversely affected by the conflict.

     5.4 No less than annually, the TRUST will request from the LIFE COMPANY such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the Order. Such reports, materials, and data shall be requested more frequently if deemed appropriate by the Board.

Article VI. VOTING

     6.1 PLANS will ensure that TRUST shares are voted as required by applicable law and governing PLAN documents. PLANS will provide pass-through voting privileges to plan participants to the extent required by PLAN documents.

     6.2 If a material irreconcilable conflict arises because of a PLAN's decision to disregard the voting instructions PLAN participants, if applicable, and that decision represents a minority position or would preclude a majority vote at any TRUST shareholder meeting, the, at the request of the Board, the PLAN will redeem the Portfolio shares to which the disregarded vote relates. No charge or penalty will be imposed in connection with such a redemption.

Article VII. INDEMNIFICATION

     7.1 Indemnification by LIFE COMPANY. LIFE COMPANY agrees to indemnify and hold harmless TRUST and DISTRIBUTOR and each of their trustees, directors, officers,


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employees and agents and each person, if any, who controls or is affiliated with
TRUST or DISTRIBUTOR within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (a) arise out of or as a result of statements or representations supplied by LIFE COMPANY or persons under its control or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of TRUST shares; or

          (b) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

          (c) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

          (d) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

     7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

     7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought


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otherwise than on account of this indemnification provision, except to the extent LIFE COMPANY has been prejudiced by such failure to give notice, In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.4 Indemnification by DISTRIBUTOR. DISTRIBUTOR agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of
Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of DISTRIBUTOR which consent shall not be unreasonably withheld) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

          (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to DISTRIBUTOR or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the TRUST shares; or

          (b) arise out of or as a result of statements or representations supplied by DISTRIBUTOR or persons under its control or wrongful conduct of TRUST or DISTRIBUTOR or persons under their control, with respect to the sale or distribution of TRUST shares; or

          (c) arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) to qualify as a "regulated investment company" under Subchapter M of the Code; or


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          (d) arise out of or result from any material breach of any representation and/or warranty made by DISTRIBUTOR or TRUST in this Agreement or arise out of or result from any other material breach of this Agreement by DISTRIBUTOR or TRUST.

     7.5 DISTRIBUTOR shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

     7.6 DISTRIBUTOR shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified DISTRIBUTOR in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify DISTRIBUTOR of any such claim shall not relieve DISTRIBUTOR from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent DISTRIBUTOR has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, DISTRIBUTOR shall be entitled to participate at its own expense in the defense thereof. DISTRIBUTOR also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from DISTRIBUTOR to such party of DISTRIBUTOR's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and DISTRIBUTOR will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

     7.7 The provisions of this Article VII shall survive the termination of this Agreement.

Article VII. TERM; TERMINATION

     8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

     8.2 This Agreement shall terminate in accordance with the following provisions:

          (a) At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 60 days' notice, unless a shorter time is agreed to by the parties;

          (b) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or DISTRIBUTOR by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE


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

COMPANY's reasonable judgment, materially impair TRUST's or DISTRIBUTOR ability to meet and perform their respective obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective ten (10) days after receipt of notice;

     (c) At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective ten
(10) days after receipt of notice;

     (d) At the option of LIFE COMPANY, in the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares by the PLANS. Termination shall be effective ten (10) days after notice to TRUST;

     (e) At the option of TRUST, if the PLANS cease to qualify as retirement plans under the Code. Termination shall be effective ten (10) days after receipt of notice by LIFE COMPANY;

     (f) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten (10) days after written notice of such breach is delivered to TRUST;

     (g) At the option of TRUST, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten (10) days after written notice of such breach is delivered to LIFE COMPANY;

     (h) At the option of LIFE COMPANY, in the event that any Portfolio ceases to qualify as a regulated investment company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify. Termination shall be effective ten
(10) days after notice to the TRUST;

     (i) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST and DISTRIBUTOR, termination shall be effective ten (10) days after such occurrence without notice; and

     (j) At the option of the LIFE COMPANY, it may substitute shares of another investment company or series thereof for shares of the TRUST in accordance with the terms of the PLANS, provided that the LIFE COMPANY has given at least forty-five days prior written notice to the TRUST of the date of substitution.

Article IX. NOTICES

     Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                    5910 Mineral Point Road
                    Madison, WI 53705
                    Attention: Office of the General Counsel

     Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

     10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

     10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

     10.3 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Wisconsin. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

     10.4 The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio. No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.

     10.5 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. However, such access shall not extend to attorney-client privileged information.

     10.6 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.


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

     10.7 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, DISTRIBUTOR and the LIFE COMPANY.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

CUNA BROKERAGE SERVICES, INC.           ULTRA SERIES FUND


By: /s/ Mark E. Backes                  By: /s/ David P. Marks
    ---------------------------------       ------------------------------------
Name: Mark E. Backes                    Name: David P. Marks
Title: President                        Title: President


CUNA MUTUAL INSURANCE SOCIETY


By: /s/ Steven R. Suleski
    ---------------------------------
Name: Steven R. Suleski
Title: Vice President

                                   APPENDIX A
                                      PLANS

CUNA Mutual Pension Plan for Non-represented Employees
CUNA Mutual Pension Plan for Represented Employees

                                   APPENDIX B
                                   PORTFOLIOS

Conservative Allocation Fund
Moderate Allocation Fund
Aggressive Allocation Fund
Money Market Fund
Bond Fund
High Income Fund
Diversified Income Fund
Large Cap Value Fund
Large Cap Growth Fund
Mid Cap Value Fund
Mid Cap Growth Fund
Global Securities Fund
International Stock Fund


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